EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES‑OXLEY ACT OF 2002

In connection with the Quarterly Report of Simon Property Group, Inc. (the “Company”) on Form 10‑Q for the period ended June 30, 2018 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes‑Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ DAVID SIMON
David Simon
Chairman of the Board of Directors and
Chief Executive Officer
Date: August 2, 2018

/s/ ANDREW JUSTER
Andrew Juster
Executive Vice President and
Chief Financial Officer
Date: August 2, 2018